    As filed with the Securities and Exchange Commission on November 7, 1997

                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          STRATEGIC DISTRIBUTION, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                      22-1849240
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                Identification Number)

                              1635-D Bustleton Pike
                        Feasterville, Pennsylvania 19053
          (Address, including zip code, of principal executive offices)

                          Strategic Distribution, Inc.
              Amended and Restated 1990 Incentive Stock Option Plan
           and Non-Qualified Stock Option Agreement for John M. Sergey
                            (Full title of the plans)

                             William L. Mahone, Esq.
                               Assistant Secretary
                          Strategic Distribution, Inc.
                                165 Mason Street
                          Greenwich, Connecticut 06830
                                 (203) 629-8750
   (Name and address, including zip code, and telephone of agent for service)

                                    COPY TO:
                               Neil Novikoff, Esq.
                            Willkie Farr & Gallagher
          One Citicorp Center, 153 East 53rd Street, New York, NY 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------    ------------------
                                                Proposed maximum       Proposed maximum
Title of securities to   Amount to be           offering price per     aggregate offering       Amount of
be registered            registered (1)         share(2)               price(2)                 registration fee
---------------------  ---------------------  -----------------------  ---------------------    ------------------
Common Stock, par
value $0.10 per share      1,340,000              $5.84375                $7,830,625              $2,372.92


----------------------
(1) This Registration Statement covers 940,000 shares authorized to be sold under the Strategic Distribution, Inc. Amended and Restated 1990 Incentive Stock Option Plan and 400,000 shares authorized to be sold under a Non-Qualified Stock Option Agreement for John M. Sergey.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

--------------------------------------------------------------------------------

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, filed with the Securities and Exchange Commission (the "Commission") by Strategic Distribution, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

                            (a) The Company's Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1996.

                            (b) The Company's Quarterly Reports on Form 10-Q for
                           the quarters ended March 31, 1997 and June 30, 1997.

                            (c) The Company's Current Reports and amendments
                           thereto on Form 8-K, filed on February 12, 1997, April 8, 1997, June 13, 1997 and July 21, 1997.

                            (d) The description of the Common Stock of the
                           Company, par value $0.10 per share, which is included in the Company's Application for Registration on Form 8-A, dated July 21, 1989, as amended in the Company's Amendment to Application or Report on Form 8, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on December 13, 1990.

                  In addition, all reports filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Jack H. Nusbaum, a partner of Willkie Farr & Gallagher, is a director of the Company.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

                  In accordance with Section 145 of the DGCL, Article NINTH of the Company's Second Restated Certificate of Incorporation (the "Second Restated Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Section 145 of the DGCL, as the same may be amended or supplemented. The indemnification provided by the Second Restated Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article NINTH of the Second Restated Certificate.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable

Item 8.  EXHIBITS

     4 Specimen of Common Stock Certificate (incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 33-82906, dated October 5, 1994).

     5        Opinion of Willkie Farr & Gallagher.

     23.1     Consent of KPMG Peat Marwick LLP.

     23.2     Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24 Powers of Attorney (contained in the signature pages of this Registration Statement).

Item 9.  UNDERTAKINGS

                  1.       The undersigned registrant hereby undertakes:

                             (a) To file, during any period in which offers or
sales are being made, a post-effective amendment to the Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                             (b) That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             (c) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Feasterville, Commonwealth of Pennsylvania, on the 23rd day of October, 1997.

                                           STRATEGIC DISTRIBUTION, INC.



                                           By:  /s/ John M. Sergey
                                                    John M. Sergey
                                                    President and Chief
                                                    Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Mahone, in his own capacity, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                   Capacity                                     Date
      ---------                                   --------                                     ----

/s/ John M. Sergey                          President, Chief                                October 13, 1997
    John M. Sergey                          Executive Officer and
                                            Director (Principal
                                            Executive Officer)

/s/ Michael F. Devine III                   Chief Financial Officer, Secretary              October 13, 1997
    Michael F. Devine III                   and Treasurer (Principal
                                            Financial Officer)

/s/ Charles J. Martin                       Vice President,                                 October 23, 1997
    Charles J. Martin                       Controller and Chief
                                            Accounting Officer
                                            (Principal Accounting
                                            Officer)

/s/ Andrew M. Bursky                        Chairman of the                                 October 23, 1997
    Andrew M. Bursky                        Board and Director

/s/ William R. Berkley                      Director                                        October 23, 1997
    William R. Berkley

/s/ Jeffery O. Beauchamp                    Director                                        October 23, 1997
    Jeffery O. Beauchamp

/s/ Arnold W. Donald                        Director                                        October 23, 1997
    Arnold W. Donald

/s/ Catherine B. James                      Director                                        October 23, 1997
    Catherine B. James




Signature                                         Capacity                                     Date
---------                                         --------                                     ----

/s/ George E. Krauter                            Director                                 October 23, 1997
    George E. Krauter

/s/ Jack H. Nusbaum                              Director                                 October 23, 1997
    Jack H. Nusbaum

/s/ Joshua A. Polan                              Director                                 October 23, 1997
    Joshua A. Polan

/s/ Mitchell I. Quain                            Director                                 October 23, 1997
    Mitchell I. Quain


                                INDEX TO EXHIBITS


Exhibit No.       Description of Exhibit
-----------       ----------------------
 5                Opinion of Willkie Farr & Gallagher.

 23.1             Consent of KPMG Peat Marwick LLP.

 23.2             Consent of Willkie Farr & Gallagher (contained in
                  Exhibit 5).

 24               Powers of Attorney (contained in
                  the signature pages to this Registration
                  Statement).